Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-123498 of Synova Healthcare Group, Inc. on Form SB-2 of our report dated February 21, 2007, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ MORISON COGEN LLP

Bala Cynwyd, Pennsylvania

March 20, 2007